                           SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:

( )  Preliminary Proxy Statement
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12


                           Tredegar Industries, Inc.
               (Name of Registrant as Specified in its Charter)

                           Tredegar Industries, Inc.
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

(X)  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
( ) $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     4)  Proposed maximum aggregate value of transaction:

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                           TREDEGAR INDUSTRIES, INC.
                             1100 BOULDERS PARKWAY
                            RICHMOND, VIRGINIA 23225
                                      LOGO
                         ANNUAL MEETING OF SHAREHOLDERS
                                                                  March 28, 1994
To the Shareholders:
     We invite you to attend the Annual Meeting of Shareholders to be held in the SINCLAIR AMPHITHEATRE OF THE ATLANTA AIRPORT HILTON AND TOWERS, 1031 VIRGINIA AVENUE IN ATLANTA, GEORGIA, ON THURSDAY, MAY 26, 1994, AT 9:00 A.M., EASTERN DAYLIGHT TIME. A formal notice of the meeting, together with a proxy statement and proxy form, is enclosed with this letter. The notice points out that you will be asked to elect directors and to approve the designation of auditors for the coming year.
     Please read the notice and proxy statement carefully, complete the proxy form and mail it promptly.
                                      Sincerely yours,
                                      JOHN D. GOTTWALD
                                      PRESIDENT AND CHIEF EXECUTIVE OFFICER

                           TREDEGAR INDUSTRIES, INC.
                             1100 BOULDERS PARKWAY
                            RICHMOND, VIRGINIA 23225
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
     NOTICE IS HEREBY GIVEN that the Annual Meeting of the holders of shares of Common Stock, no par value (Common Stock), of Tredegar Industries, Inc. (Tredegar) will be held in the SINCLAIR AMPHITHEATRE OF THE ATLANTA AIRPORT HILTON AND TOWERS, 1031 VIRGINIA AVENUE, IN ATLANTA, GEORGIA, ON THURSDAY, MAY 26, 1994, AT 9:00 A.M., EASTERN DAYLIGHT TIME, for the following purposes:
     1. To elect four directors, one to serve until the 1996 annual meeting of shareholders, three to serve until the 1997 annual meeting and, in each case, until their successors are elected;
     2. To approve the designation of Coopers & Lybrand as auditors for the fiscal year ending December 31, 1994; and
     3. To transact such other business as may properly come before the meeting. Holders of shares of Common Stock of record at the close of business on
March 21, 1994, will be entitled to vote at the meeting.
     You are requested to complete, sign, date and return the enclosed proxy form promptly, regardless of whether you expect to attend the meeting. A self-addressed, stamped envelope is enclosed for your convenience.
     If you are present at the meeting, you may vote in person even if you have already returned your proxy.
                                   By Order of the Board of Directors
                                   NANCY M. TAYLOR, SECRETARY
March 28, 1994

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                           TREDEGAR INDUSTRIES, INC.
                            To be held May 26, 1994
                 Approximate date of mailing -- March 28, 1994
     Proxies in the form enclosed are solicited by the Board of Directors of Tredegar (the Board) for the Annual Meeting of Shareholders to be held on Thursday, May 26, 1994. Any person giving a proxy may revoke it any time before it is voted by voting in person at the meeting or delivering another proxy, or written notice of revocation, to the Secretary of Tredegar. A proxy, if executed and not revoked, will be voted, and, if it contains any specific instructions, will be voted in accordance with such instructions.
     On March 21, 1994, the date for determining shareholders entitled to vote at the meeting, there were 10,897,111 outstanding shares of Common Stock. Each share of Common Stock is entitled to one vote.
     The cost of the solicitation of proxies will be borne by Tredegar. In addition to the use of the mails, proxies may be solicited personally or by telephone by regular employees of Tredegar. Corporate Investor Communications, Inc. has been engaged to assist in the solicitation of proxies from brokers, nominees, fiduciaries and other custodians. Tredegar will pay that firm $5,000 for its services plus reimbursement for out-of-pocket expenses.
     Tredegar's address is 1100 Boulders Parkway, Richmond, Virginia 23225.
                             ELECTION OF DIRECTORS
     The Board is divided into three classes of directors as nearly equal in number as possible, each of which serves for three years. The term of office of one class of directors expires each year in rotation so that one class is elected at each annual meeting for a three-year term.
     The terms of four of the present directors, Austin Brockenbrough, III, Bruce C. Gottwald, W. Thomas Rice and Norman A. Scher, will expire at the 1994 Annual Meeting. Messrs. Austin Brockenbrough, III, Bruce C. Gottwald and Norman
A. Scher have been nominated by the Board for election at the 1994 Annual Meeting for the term expiring at the 1997 Annual Meeting of Shareholders. Mr. W. Thomas Rice has been nominated by the Board for election at the 1994 Annual Meeting for the term expiring at the 1996 Annual Meeting and will belong to the same class of directors as Ms. Phyllis Cothran (formerly known as Phyllis Marstiller) and Messrs. Richard W. Goodrum and Floyd D. Gottwald, Jr. The class of directors with the term expiring at the 1995 Annual Meeting will consist of Messrs. John D. Gottwald, Andre B. Lacy, James F. Miller and Emmett J. Rice.
                                       1

     The election of each nominee for director requires the affirmative vote of the holders of a plurality of the shares of Common Stock cast in the election of directors. Unless otherwise specified in the accompanying form of proxy, it is intended that votes will be cast for the election of all of the nominees as directors. Votes that are withheld and shares held in street name that are not voted in the election of directors will not be included in determining the number of votes cast. If any of the nominees for director should be unavailable for election, a circumstance that is not expected, the Board may either reduce the number of directors accordingly or designate a substitute nominee in the place and stead of the unavailable person. In the latter event, it is intended that votes in respect of all shares for which proxies have been given will be cast for the election of such substitute nominee.
    THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR ALL OF THE NOMINEES.
     Following is certain information concerning the nominees and the directors whose terms of office will continue after the meeting:
AUSTIN BROCKENBROUGH, III - age 57; director since 1993; Managing Director and President of Lowe, Brockenbrough, Tierney & Tattersall, Inc. (private investment counseling firm) since 1970. Other directorships: Trustee of The Jamestown Balanced Fund, The Jamestown Equity Fund, The Jamestown Bond Fund and The Jamestown Short Term Fund. Term expires 1994.
PHYLLIS COTHRAN - age 47; director since 1993; President and Chief Operating Officer of Blue Cross and Blue Shield of Virginia since November 1990; having served previously as Chief Financial Officer of Blue Cross and Blue Shield of Virginia since 1981. Term expires 1996.
RICHARD W. GOODRUM - age 66; director since 1989; Executive Vice President and Chief Operating Officer of Tredegar since July 10, 1989; having served previously as Divisional Vice President -- Aluminum, Plastics and Energy of Ethyl Corporation, a producer of fuel and lubricant additives (Ethyl), from January 1, 1989 through July 10, 1989. Term expires 1996.
BRUCE C. GOTTWALD - age 60; director since 1989; Chairman of the Board and Executive Committee and Chief Executive Officer of Ethyl since March 1, 1994; having served previously as President, Chief Executive Officer and Chief Operating Officer of Ethyl from 1969 until March 1, 1994. Other directorships:
Albemarle Corporation, Ethyl, First Colony Corporation, James River Corporation, Dominion Resources, Inc. and CSX Corporation. Term expires 1994.
FLOYD D. GOTTWALD, JR. - age 71; director since 1989; Chairman of the Board and Executive Committee and Chief Executive Officer of Albemarle Corporation, a chemicals company (Albemarle) and Vice Chairman of Ethyl since March 1, 1994; having served previously as Chairman of the Board and Executive Committee of Ethyl from 1968 until March 1, 1994. Other directorships: Albemarle, Ethyl and First Colony Corporation. Term expires 1996.
                                       2

JOHN D. GOTTWALD - age 39; director since 1989; President and Chief Executive Officer of Tredegar since July 10, 1989; having served previously as Corporate Vice President -- Aluminum, Plastics and Energy of Ethyl from January 1, 1989 through July 10, 1989. Other directorship: Albemarle. Term expires 1995.
ANDRE B. LACY - age 54; director since 1989; Chairman of the Board, President and Chief Executive Officer of LDI Management, Inc. (management and investment holding company), and Managing General Partner of LDI, Ltd. (industrial and investment limited partnership) since 1986. Other directorships: Albemarle, Ethyl, First Colony Corporation, IPALCO Enterprises, Inc. and Patterson Dental Company. Term expires 1995.
JAMES F. MILLER - age 89; director since 1989; Private investment counselor; former President of Blyth & Co. (private investment banking corporation). Other directorship: Fibreboard Corporation. Term expires 1995.
EMMETT J. RICE - age 74; director since 1989; retired, former member of the Board of Governors of the Federal Reserve System. Other directorships:
Albemarle, Ethyl and Jardine-Fleming China Region Fund. Term expires 1995.
W. THOMAS RICE - age 81; director since 1989; retired, former Chairman and Chief Executive Officer of Seaboard Coastline Industries, Inc. (transportation company). Other directorship: Florida Rock Industries, Inc. Term expires 1994. NORMAN A. SCHER - age 56; director since 1989; Executive Vice President, Chief Financial Officer and Treasurer of Tredegar since July 10, 1989; having served previously as assistant managing partner of the law firm of Hunton & Williams. Other directorship: Dibrell Brothers, Incorporated. Term expires 1994.
     Each director attended all five of the meetings of the Board held during 1993 and at least 75% of the total number of meetings held by all committees of the Board on which the director then served.
     Tredegar has an Executive Committee consisting of Messrs. John D. Gottwald, Richard W. Goodrum and Norman A. Scher. Pursuant to Tredegar's By-laws, the Executive Committee may exercise the full authority of the Board, except as limited by the Virginia Stock Corporation Act and except with respect to the compensation of the executive officers, which is determined by the Executive Compensation Committee. During 1993, the Executive Committee met at least monthly as Tredegar's principal management committee and met more frequently as required.
     Messrs. Andre B. Lacy, Emmett J. Rice, W. Thomas Rice and Austin Brockenbrough, III, serve on Tredegar's Audit Committee. The Audit Committee met on two occasions during 1993. The Audit Committee reviews Tredegar's internal audit and financial reporting functions and the scope and results of the audit performed by Tredegar's independent accountants and matters relating thereto and reports thereon to the Board. The Audit Committee also recommends to the Board the engagement of the independent accountants of Tredegar.
                                       3

     Messrs. John D. Gottwald, Norman A. Scher and Andre B. Lacy serve on Tredegar's Nominating Committee. During 1993, the Nominating Committee met formally on one occasion. The Nominating Committee makes recommendations to the Board regarding nominees for election as directors and other recommendations regarding tenure, classification and compensation of directors.
     Tredegar's By-laws provide that a shareholder of Tredegar entitled to vote for the election of directors may nominate persons for election to the Board by mailing written notice to the Secretary of Tredegar not later than (i) with respect to an election to be held at an annual meeting of shareholders, 90 days prior to such meeting and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is given to shareholders. Any such shareholder's notice shall include (i) the name and address of the shareholder and of each person to be nominated, (ii) a representation that the shareholder is a holder of record of stock of Tredegar entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate each person specified, (iii) a description of all arrangements or understandings between the shareholder and each nominee and any other person (naming such person) pursuant to which the nomination is to be made by the shareholder, (iv) such other information regarding each nominee as would be required to be included in a proxy statement filed pursuant to the applicable rules of the Securities and Exchange Commission had the nominee been nominated by the Board and (v) the consent of each nominee to serve as a director of Tredegar if so elected.
     Ms. Phyllis Cothran and Messrs. Emmett J. Rice, James F. Miller and W. Thomas Rice serve on Tredegar's Executive Compensation Committee. The Executive Compensation Committee met on three occasions during 1993. This Committee approves the salaries of executive officers and all bonus awards to executive officers, and grants options under Tredegar's stock incentive plans. The Executive Compensation Committee is composed of individuals who are not, and have not been for the preceding year, eligible to participate in any stock incentive plan of Tredegar.
     Messrs. Floyd D. Gottwald, Jr., and Bruce C. Gottwald are brothers. Mr. John D. Gottwald is the son of Mr. Floyd D. Gottwald, Jr. The Gottwalds may be deemed to be control persons of Tredegar.
                                       4

                                STOCK OWNERSHIP
     The following table lists the direct or indirect beneficial ownership of Tredegar's Common Stock by the directors, nominees and the executive officers named in the Summary Compensation Table as of February 15, 1994, and all directors and executive officers of Tredegar as a group as of February 15, 1994.

                                    Security Ownership of Management
                                 NUMBER OF SHARES      NUMBER OF SHARES        TOTAL
                                 WITH SOLE VOTING     WITH SHARED VOTING      NUMBER
                                  AND INVESTMENT        AND INVESTMENT          OF         PERCENT OF
                                      POWER                 POWER             SHARES        CLASS(A)
DIRECTORS, NOMINEES AND
  CERTAIN EXECUTIVE
  OFFICERS(b)
Austin Brockenbrough, III                4,000                1,680              5,680(c)
Phyllis Cothran                             --                  100                100
Richard W. Goodrum                     102,028                3,000            105,028(d)
Bruce C. Gottwald                      885,378               46,511            931,889(e)       8.55%
Floyd D. Gottwald, Jr.                 520,803              696,538          1,217,341(f)      11.17%
John D. Gottwald                       355,746               64,036            419,782(d)(g)      3.83%
Steven M. Johnson                       23,070                1,500             24,570(d)
Andre B. Lacy                              223              120,000            120,223(h)       1.10%
James F. Miller                         56,000                1,040             57,040(i)
Emmett J. Rice                             530                   --                530
W. Thomas Rice                           4,000                   --              4,000
Anthony J. Rinaldi                      23,094                1,357             24,451(d)(j)
Norman A. Scher                         55,565                   40             55,605(d)
MANAGEMENT
All directors
  and executive officers
  as a group
  (15)(k)(l)                         2,080,881              878,154          2,979,035(d)(m)     26.82%(m)

     (a) Except as indicated, each person or group owns less than 1% of Tredegar's outstanding Common Stock.
     (b) Certain shares may be deemed to be beneficially owned by more than one person or group listed, and, except as noted in (g) below, are reported as being beneficially owned by each.
     (c) Austin Brockenbrough, III, disclaims beneficial ownership of 1,680 shares of Common Stock.
                                       5

     (d) The total number of shares for the following executive officers and Management as a group includes shares with respect to which certain executive officers have the right to acquire beneficial ownership within 60 days of February 15, 1994: Richard W. Goodrum, 47,676; John D. Gottwald, 53,944; Steven
M. Johnson, 17,500; Anthony J. Rinaldi, 13,000; and Norman A. Scher, 43,944; and Management as a group, 211,064.
     (e) Bruce C. Gottwald disclaims beneficial ownership of 420,185 shares of Common Stock.
     (f) Floyd D. Gottwald, Jr., disclaims beneficial ownership of 443,294 shares of Common Stock.
     (g) John D. Gottwald disclaims beneficial ownership of 67,390 shares of Common Stock. As co-trustee of a revocable trust created by Floyd D. Gottwald, Jr., John D. Gottwald may be deemed to have shared voting and investment power with respect to 626,917 shares which have been reported for Floyd D. Gottwald, Jr., in the second column of the above table.
     (h) Andre B. Lacy disclaims beneficial ownership of 90,390 shares of Common Stock.
     (i) James F. Miller disclaims beneficial ownership of 1,040 shares of Common Stock.
     (j) Anthony J. Rinaldi disclaims beneficial ownership of 1,325 shares of Common Stock.
     (k) The directors, nominees and executive officers have sole voting and investment power over all of the shares disclosed except for the shares listed in the second column, which are held by or jointly with spouses, by children or in partnerships and certain trust relationships. Any shares held under Ethyl's or Tredegar's benefit plans for the benefit of any director, nominee or executive officer are included in the number of shares over which the director, nominee or executive officer has sole voting or investment power. Shares held by the Trustees of such plans for the benefit of other employees are not included. See Note (c) to the table Security Ownership of Certain Beneficial Owners below.
     (l) Voting and investment power is shared by two directors with respect to 37,660 shares. This overlap in beneficial ownership has been eliminated for purposes of calculating the number of shares and the percentage of class owned by Management.
     (m) The above table does not include certain shares owned by adult children and attributed to Floyd D. Gottwald, Jr., and Bruce C. Gottwald in the table Security Ownership of Certain Beneficial Owners below. If such shares were included in the above table, the total number of shares of Management would equal 3,118,068 and the percentage owned by Management would equal 28.07%.
     Based solely on its review of the copies of the forms prescribed by Section 16(a) of the Securities Exchange Act of 1934 received by Tredegar, or written representations from certain reporting persons that no Forms 5 were required for those persons, Tredegar believes that all of its Section 16 reporting persons complied with the filing requirements of Section 16(a) as of December 31, 1993.
                                       6

     The following table lists any person (including any group as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) who, to the knowledge of Tredegar, was the beneficial owner as of February 15 1994, of more than 5% of the shares of Tredegar's Common Stock.

                      Security Ownership of Certain Beneficial Owners
                                                                                    PERCENT
              NAMES AND ADDRESSES                             NUMBER                  OF
              OF BENEFICIAL OWNERS                           OF SHARES               CLASS
Floyd D. Gottwald, Jr., and
  Bruce C. Gottwald(a)
  330 South Fourth Street
  P.O. Box 2189
  Richmond, VA 23217                                        2,670,385(b)(c)          24.39%
NationsBank Corporation and
  NationsBank of Virginia, N.A., as
  Trustee for the Savings Plan for
  the Employees of Tredegar
  Industries, Inc.
  12th & Main Streets
  Richmond, VA 23219                                          1,110,292(d)          10.19%(d)
United States Steel and
  Carnegie Pension Fund, Inc.
  767 Fifth Avenue
  New York, NY 10153                                            664,410(e)            6.10%

     (a) Floyd D. Gottwald, Jr., and Bruce C. Gottwald (the Gottwalds), together with members of their immediate families, including John D. Gottwald, who is an employee of Tredegar, may be deemed to be a group for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, although there is no agreement among them with respect to the acquisition, retention, disposition or voting of Common Stock. This table does not include John D. Gottwald, who, as co-trustee of a revocable trust created by Floyd D. Gottwald, Jr., may be deemed to have shared voting and investment power with respect to 626,917 shares of Common Stock attributed to Floyd D. Gottwald, Jr.
     (b) The Gottwalds, individually or collectively, have sole voting and investment power over all of the shares disclosed except for 637,287 shares held by their respective wives and children, and in certain trust relationships, some of which might be deemed to be beneficially owned by the Gottwalds under the rules and regulations of the Securities and Exchange Commission, but as to which the Gottwalds disclaim beneficial ownership. Shares owned by the adult children of Floyd D. Gottwald, Jr., and Bruce C. Gottwald are included in the holdings of the Gottwalds as a group.
                                       7

     (c) This amount includes shares owned of record by NationsBank of Virginia, N.A., Richmond, Virginia (NationsBank), as Trustee, under Tredegar's savings plan for the benefit of certain members of the Gottwald family. This amount does not include 1,067,107 shares held by the Trustee of such plan for the benefit of employees other than members of the Gottwald family. This amount also includes shares owned of record by NationsBank as Trustee under the Savings Plan for the Employees of Ethyl Corporation (the Ethyl Savings Plan) for the benefit of the Gottwalds and the members of their immediate families. Shares held under Tredegar's savings plans are voted by the Trustee in accordance with instructions solicited from employees participating in the plans. If a participating employee does not give the Trustee voting instructions, his shares are voted by the Trustee in accordance with the Board's recommendations to the shareholders. Because members of the Gottwald family are executive officers, directors and the largest shareholders of Tredegar, they may be deemed to be control persons of Tredegar and to have the capacity to control any such recommendation of the Board.
     (d) As of February 15, 1994, as Trustee for the Savings Plan for the Employees of Ethyl Corporation, NationsBank Corporation and NationsBank of Virginia, N.A. also owned of record 451,503 shares of Tredegar's Common Stock, representing 4.14% of the outstanding Common Stock. As of February 15, 1994, the Ethyl Savings Plan held 411,431 shares of Common Stock for employees other than the Gottwalds and the members of their immediate families.
     (e) The number of shares owned is as of December 31, 1990, as reported in the Schedule 13G filed by United States Steel and Carnegie Pension Fund, Inc. and received by Tredegar on February 1, 1991.
                                       8

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS
EXECUTIVE COMPENSATION
     The following table sets forth the compensation paid by Tredegar to the Chief Executive Officer and the four other highest paid executive officers for services in all capacities to Tredegar for the fiscal years ended December 31, 1993, 1992 and 1991, respectively.
                           SUMMARY COMPENSATION TABLE

                                                                                  LONG-TERM
                                                                                 COMPENSATION
                                                                                    AWARDS
                                                                                  SECURITIES
                           ANNUAL COMPENSATION                                    UNDERLYING           ALL OTHER
                NAME AND                               SALARY       BONUS        OPTIONS/SARS       COMPENSATION (1)
           PRINCIPAL POSITION                YEAR       ($)          ($)           (POUND)                ($)
John D. Gottwald                             1993     $322,500     $42,500           -0-                $ 16,124(3)
  President and Chief                        1992      308,500      75,000        30,000(2)               10,000
  Executive Officer                          1991      293,750      30,000           -0-                  10,000
Richard W. Goodrum                           1993      293,250      32,500           -0-                  14,662(4)
  Executive Vice                             1992      280,625      55,000        20,000(2)                9,250
  President and Chief                        1991      267,375      24,000           -0-                  10,000
  Operating Officer
Norman A. Scher                              1993      293,250      32,500           -0-                  14,662(5)
  Executive Vice                             1992      280,625      55,000        20,000(2)                9,250
  President, Chief                           1991      267,375      24,000           -0-                  10,000
  Financial Officer and Treasurer
Steven M. Johnson                            1993      156,233      20,000           -0-                   7,812(6)
  Vice President --                          1992      132,975      28,000        10,000(2)                4,383
  Corporate Development                      1991      126,625      16,000           -0-                   6,331
Anthony J. Rinaldi                           1993      150,417      20,000           -0-                   7,521(7)
  Vice President                             1992      142,500      28,000        10,000(2)                4,750
  and President of                           1991      116,100      20,000           -0-                   6,350
  Films Division

     (1) For years prior to 1993, amounts reflect matching contributions made by Tredegar with respect to the executive officers under the Savings Plan for the Employees of Tredegar Industries, Inc. (the Savings Plan).
     (2) Each option granted includes a tandem stock appreciation right.
     (3) Matching contributions under the Savings Plan ($10,000) and credit under the Savings Plan Benefit Restoration Plan (the SPBR Plan) ($6,124).
     (4) Matching contributions under the Savings Plan ($10,000) and credit under the SPBR Plan ($4,662).
     (5) Matching contributions under the Savings Plan ($10,000) and credit under the SPBR Plan ($4,662).
     (6) Matching contributions under the Savings Plan ($5,812) and credit under the SPBR Plan ($2,000).
     (7) Matching contributions under the Savings Plan ($5,627) and credit under the SPBR Plan ($1,894).
                                       9

STOCK OPTIONS AND SARS
     No stock options or stock appreciation rights (SARs) were granted to any executive officer during the fiscal year ended December 31, 1993.
     The following table sets forth information with respect to the fiscal year-end value of all unexercised stock options held by the executive officers named in the Summary Compensation Table. None of such executive officers exercised any Stock Options or tandem SARs during the fiscal year ended December 31, 1993.
                        AGGREGATED OPTION/SAR EXERCISES
                IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                                           NUMBER OF SECURITIES
                                                                UNDERLYING                   VALUE OF
                                                               UNEXERCISED                 UNEXERCISED
                                                             OPTIONS/SARS AT               IN-THE-MONEY
                                                             FISCAL YEAR-END             OPTIONS/SARS AT
                                                                (POUND)(1)            FISCAL YEAR-END ($)(2)
                   SHARES ACQUIRED
                     ON EXERCISE           VALUE               EXERCISABLE/                EXERCISABLE/
     NAME              (POUND)          REALIZED ($)          UNEXERCISABLE               UNEXERCISABLE
J. D. Gottwald           -0-                -0-              53,944/7,956(3)                 86,250/0
R. W. Goodrum            -0-                -0-              47,676/1,224(3)                 57,500/0
N. A. Scher              -0-                -0-                43,944/1,056                  57,500/0
S. M. Johnson            -0-                -0-                15,747/1,753              23,710/5,040(4)
A. J. Rinaldi            -0-                -0-                11,247/1,753              23,710/5,040(4)

     (1) Each option granted includes a tandem SAR.
     (2) Based on the closing price of $15 on 12/31/93.
     (3) The number of options and related SARs listed for Messrs. Gottwald and Goodrum include additional options and related SARs to purchase 6,900 and 3,900 shares of Common Stock of Tredegar, respectively, granted as compensation for incentive stock options to purchase shares of Ethyl common stock held by Messrs. Gottwald and Goodrum that expired after the spin-off of Tredegar from Ethyl. The 6,900 options granted to Mr. Gottwald are incentive stock options and the 3,900 options granted to Mr. Goodrum are non-incentive stock options.
     (4) Rounded to nearest dollar.
RETIREMENT BENEFITS
     All of the executive officers participate in the Tredegar Industries, Inc. Retirement Income Plan (the Pension Plan). The Pension Plan provides a normal retirement benefit equal to 1.1% of the participant's final average earnings up to his Social Security covered compensation, times his years of pension benefit service, plus 1.5% of final average earnings in excess of covered compensation, times his years of pension benefit service. There is no deduction for Social Security benefits. Estimated annual benefits under the Pension Plan upon retirement at age 65, determined as of December 31, 1993, to persons with specified earnings and years of pension benefit service are set forth in the table below.
                                       10

     The Internal Revenue Code limits (a) the annual retirement benefit that may be paid under the Pension Plan and (b) the earnings that may be used in computing a benefit. The maximum benefit and earnings limitations are adjusted each year to reflect changes in the cost of living. For 1993, the maximum benefit limitation was $112,382 (based on a five-year certain and life annuity) and the earnings limitation was $235,840.
     The Corporation also maintains the Tredegar Industries, Inc. Retirement Benefit Restoration Plan (the Restoration Plan). The Restoration Plan is designed to restore to selected participants the benefits that cannot be paid under the Pension Plan due to the Internal Revenue Code maximum benefit limitation, the earnings limitation, or both. The benefit payable under the Restoration Plan is the difference between the benefit that would have been payable under the Pension Plan, but for either or both of the Internal Revenue Code limitations, and the amount actually payable under the Pension Plan.
                               PENSION PLAN TABLE
            (ESTIMATED ANNUAL BENEFITS PAYABLE AT RETIREMENT(1)(2))

      REMUNERATION
     (FINAL-AVERAGE                                          YEARS OF SERVICE(4)
      EARNINGS)(3)                         15           20           25           30           35           40
                              10
$125,000................    $17,841     $ 26,762     $ 35,683     $ 44,603     $ 53,524     $ 62,445     $ 71,365
150,000.................     21,591       32,387       43,183       53,978       64,774       75,570       86,365
175,000.................     25,341       38,012       50,683       63,353       76,024       88,695      101,365
200,000.................     29,091       43,637       58,183       72,728       87,274      101,820      116,365
225,000.................     32,841       49,262       65,683       82,103       98,524      114,945      131,365
250,000.................     36,591       54,887       73,183       91,478      109,774      128,070      146,365
300,000.................     44,091       66,137       88,183      110,228      132,274      154,320      176,365
350,000.................     51,591       77,387      103,183      128,978      154,774      180,570      206,365
400,000.................     59,091       88,637      118,183      147,728      177,274      206,820      236,365
450,000.................     66,591       99,887      133,183      166,478      199,774      233,070      266,365
500,000.................     74,091      111,137      148,183      185,228      222,274      259,320      296,365

     (1) The estimated benefits assume retirement at age 65 and assume that payment will be made for the lifetime of the participant, with five years' payment guaranteed, which is the normal form of payment under the Pension Plan and the Restoration Plan. The table assumes attainment of age 65 in 1993 and covered compensation of $22,716.
     (2) The estimated benefit set forth in the table was determined without regard to the Internal Revenue Code maximum benefit limitation or its limitation on earnings that may be used in computing a benefit. The Restoration Plan will provide Messrs. Gottwald, Goodrum and Scher (currently, the only employees adversely affected by the Internal Revenue Code limitations) the benefit that is lost under the Pension Plan due to the Internal Revenue Code maximum benefit limitation. In addition, the Restoration Plan will provide Mr. Goodrum the benefit that is lost under the Pension Plan due to the Internal Revenue Code limitation on the earnings that may be used in computing a benefit.
     (3) Final-Average Earnings is the average of the highest three consecutive calendar year's earnings (base earnings plus 50% of bonuses) during the 10 consecutive years immediately preceding the
                                       11
date of determination. The current compensation covered under the Pension Plan for each of the executive officers named in the Summary Compensation Table and, in the case of Messrs. Gottwald, Goodrum and Scher, the Restoration Plan, are:
John D. Gottwald, $235,840; Richard W. Goodrum, $320,744; Norman A. Scher, $235,840; Steven M. Johnson, $170,233; and Anthony J. Rinaldi, $164,417.
     (4) The years of pension benefit service for each of the executive officers named in the Summary Compensation Table are: John D. Gottwald, 15; Richard W. Goodrum, 36.5; Norman A. Scher, 4; Steven M. Johnson, 4; and Anthony J. Rinaldi, 17.
COMPENSATION OF DIRECTORS
     Each member of the Board who was not an employee of Tredegar or any of its subsidiaries was paid $500 in 1993 for attendance at each Board meeting and at each meeting of a committee of the Board of which he was a member. Each chairman of a Board committee received an additional $250 for attendance at each meeting of his committee. In addition, each director was paid a quarterly fee of $3,000 during 1993. Employee members of the Board are not paid separately for their service on the Board.
EMPLOYMENT CONTRACT WITH NORMAN A. SCHER
     Tredegar has an employment agreement with Norman A. Scher, effective until June 30, 1997, providing for an annual salary of not less than $250,000 and the payment to him of up to two years' salary in case of termination of employment under certain conditions and, in case of disability, annual benefits of a specified amount. A substantial part of such disability benefits are available under Tredegar's disability benefit plan. In the event of Mr. Scher's death, Tredegar has agreed to pay his estate an amount equal to two years' salary less any amounts payable to his estate under any group insurance program of Tredegar. At present, such benefit would be payable to Mr. Scher's estate under Tredegar's general group insurance program supplemented by insurance purchased by Mr. Scher.
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
     The Executive Compensation Committee (the Committee) is comprised of four independent directors who have no interlocking relationships as defined by the SEC. No member of the Committee is a former or current officer or employee of Tredegar or any of its subsidiaries. No member of the Committee is eligible to participate in any of the plans that it administers.
     As members of the Committee, it is our duty to administer Tredegar's executive incentive plans; to review compensation plans, programs and policies; to monitor the performance and compensation of executive officers; and to make recommendations and reports to the Board concerning matters of executive compensation. In performing these duties, we consider management's evaluations and recommendations along with other factors including overall company performance and external comparisons.
     Tredegar's executive compensation plans are designed to motivate and retain executive officers with incentives that are linked to financial performance and enhanced shareholder value. In evaluating
                                       12
compensation for each executive, the Committee reviews surveys prepared by major compensation consulting firms.
     Tredegar's general approach to executive compensation involves setting total compensation, and each element therein, near the midrange of a sample composed of comparable U.S. manufacturing companies. We believe this comparison is reasonable and enables Tredegar to assure executives they are paid fairly. This comparison method also ensures that Tredegar is not setting compensation at unnecessarily high levels.
     The companies chosen for the comparison group generally are not the same companies that comprise the published industry index in the performance graph included in this proxy statement. We believe that the companies included in the published industry index are not necessarily direct competitors for executive talent.
     The Committee considers the entire pay package when setting each component of pay. To date, Tredegar's executive compensation program has had three main components: base salary, bonuses, and stock options. Base salary pays executives for the primary job. Bonuses are rewards related to performance measures and progress in corporate strategy. Stock options provide an incentive to create value for all shareholders.
BASE SALARY
     In determining base salaries, Tredegar considers the midpoints and ranges of the comparison group described above. Tredegar then establishes its own midpoints and ranges based on competitive practice and a comparison of job responsibilities at Tredegar versus job responsibilities at companies included in the comparison group. Individual salaries may vary in relation to midpoints due to individual performance and experience.
     Annual salary increases are based on a variety of factors including average increases at other manufacturing companies, Tredegar's financial condition, individual performance, and the officer's position in the range. Individual performance is subjectively evaluated.
     The 1993 base salary for the Chief Executive Officer (CEO) was $322,500. This salary is below the midpoint of the comparison group. The CEO's 1993 base salary increase was 4.4% which is in line with increases for other salaried employees.
BONUSES
     Tredegar has a discretionary bonus program that allows an annual payment based on individual and company performance. In determining bonus awards for 1993, the Committee considered Tredegar's shareholder value concepts and reviewed measurements such as segment operating profit, net income, earnings per share, return on sales, and return on equity. The Annual Report to Shareholders contains a discussion of Tredegar's approach to measuring shareholder value. Consideration of these financial measures is subjective. In addition to these measures, progress toward longer term objectives, execution of corporate strategy, and individual performance are considered on a subjective basis.
                                       13

     While bonus evaluations are subjective and have no established targets, the Committee generally intends for bonuses to be indicative of Tredegar's overall performance.
     Total bonuses paid in 1993 were 28% less than bonuses paid in 1992. Bonuses paid exclusively to executive officers were 37% lower than in 1992. Bonuses paid in 1993 decreased primarily because operating earnings and other elements of financial performance decreased in 1993.
     The Committee, upon considerations of the factors discussed above, awarded the CEO a bonus of $42,500 for 1993 (down 43% from 1992).
STOCK OPTIONS
     Tredegar has two stock incentive plans (collectively, the SIP). During each year, the Committee considers granting key employees, including executive officers, awards under the SIP. The SIP is designed to align executives' interests with those of Tredegar's shareholders. The SIP enables the Committee to grant stock options, stock appreciation rights (SARs), and shares of restricted stock to executive officers and other individuals. (Restricted stock is stock normally sold at a discount or given to an executive, who is restricted from selling or transferring it for a specified time period or until certain criteria have been met.) The Committee determines the terms and conditions of any options, SARs or restricted stock granted. To date, no shares of restricted stock have been awarded under the SIP.
     No stock options or SARs were granted to executive officers in 1993.
$1 MILLION DEDUCTION LIMIT
     Effective for 1994, Congress passed a law that disallows corporate tax deductions for pay to certain proxy table executives in excess of $1 million. Various exemptions are available, including an exemption for compensation that is performance-based as defined by the law. In order to be performance-based, incentive plans must be based on formulas, rather than subjective judgments.
     Tredegar is not currently in danger of losing deductions under the new law. The Committee will consider carefully any plan or compensation arrangement that would result in the disallowance of compensation deductions. The Committee will use its best judgment in such cases, taking all factors into account, including the materiality of any deductions that may be lost. To date, the Committee has not adopted a policy that dictates its decision in such a situation.
CONCLUSION
     In general, Tredegar's executive compensation policy has been influenced primarily by operating results since 1989. This policy includes rewarding performance that has enhanced shareholder value, and limiting compensation when results have not been satisfactory.
Executive Compensation Committee
          Emmett J. Rice, Chairman           James F. Miller
          Phyllis Cothran                       W. Thomas Rice
February 24, 1994
ADDITIONAL INFORMATION ON COMPENSATION PAID TO TREDEGAR'S CHIEF EXECUTIVE OFFICER HAS BEEN INCLUDED IN TREDEGAR'S ANNUAL REPORT TO SHAREHOLDERS.
                                       14

COMPARATIVE COMPANY PERFORMANCE
     The following graph compares cumulative total returns for Tredegar, the S&P 500 Stock Index, and the S&P Manufacturing (Diversified Industries), a nationally recognized industry index, since the spin-off of Tredegar on July 10, 1989.
                           [Insert Performance Graph]

                1989     1990     1991     1992     1993
TREDEGAR        $117     $ 56     $ 78     $122     $120
S&P 500         $110     $106     $139     $149     $164
S&P MFG.*       $107     $106     $130     $141     $171

*Return for S&P Manufacturing (Diversified Industries) commenced June 30, 1989.
                                       15

                            DESIGNATION OF AUDITORS
     The Board has designated Coopers & Lybrand, certified public accountants, as Tredegar's independent auditors for the year 1994, subject to shareholder approval. This firm has audited Tredegar's financial statements since Tredegar became an independent company. A representative of Coopers & Lybrand is expected to be present at the meeting with an opportunity to make a statement and to be available to respond to appropriate questions.
     Coopers & Lybrand's principal function is to audit the consolidated financial statements of Tredegar and its subsidiaries and, in connection with the audit, to review certain related filings with the Securities and Exchange Commission and to conduct limited reviews of the unaudited financial statements included in each of Tredegar's quarterly reports.
THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE DESIGNATION OF COOPERS & LYBRAND AS AUDITORS.
                       PROPOSALS FOR 1995 ANNUAL MEETING
     Under the regulations of the Securities and Exchange Commission, any shareholder desiring to make a proposal to be acted upon at the 1995 annual meeting of shareholders must present such proposal to Tredegar at its principal office in Richmond, Virginia, not later than December 24, 1994, in order for the proposal to be considered for inclusion in Tredegar's proxy statement.
     In addition to any other applicable requirements, for business to be properly brought before the annual meeting by a shareholder, even if the proposal is not to be included in Tredegar's proxy statement, Tredegar's By-laws provide that the shareholder must give timely notice in writing to the Secretary of Tredegar not later than 90 days prior to the meeting. As to each matter, the notice must contain (i) a brief description of the business desired to be brought before the annual meeting (including the specific proposal to be presented) and the reasons for addressing it at the annual meeting, (ii) the name of, record address of, and class and number of shares beneficially owned by, the shareholder proposing such business, and (iii) any material interest of the shareholder in such business.
                           ANNUAL REPORT ON FORM 10-K
     TREDEGAR WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROXY STATEMENT HAS BEEN DELIVERED, ON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF TREDEGAR'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1993, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES. REQUESTS FOR SUCH COPY SHOULD BE DIRECTED TO TREDEGAR INDUSTRIES, INC., 1100 BOULDERS PARKWAY, RICHMOND, VIRGINIA, 23225, ATTENTION: CORPORATE SECRETARY. PROVIDED WITH THE COPY OF THE FORM 10-K WILL BE A LIST OF EXHIBITS TO THE FORM 10-K, SHOWING THE COST OF EACH. ANY OF SUCH EXHIBITS WILL BE PROVIDED UPON PAYMENT OF THE CHARGE NOTED ON THE LIST.
                                       16

                                 OTHER MATTERS
     The Board is not aware of any matters to be presented for action at the meeting other than set forth herein. However, if any other matters properly come before the meeting, or any adjournment thereof, the person or persons voting the proxies will vote them in accordance with their best judgment.
                                          By Order of the Board of Directors
                                          Nancy M. Taylor, SECRETARY
                                       17

                                     NOTICE
                                      AND
                                PROXY STATEMENT
                                      FOR
                                 ANNUAL MEETING
                                       OF
                                  SHAREHOLDERS
                                  MAY 26, 1994
                                     [LOGO]
                           TREDEGAR INDUSTRIES, INC.
                             1100 Boulders Parkway
                            Richmond, Virginia 23225

                           TREDEGAR INDUSTRIES, INC.
                               RICHMOND, VIRGINIA
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 26, 1994
    The undersigned hereby appoints Richard W. Goodrum, Norman A. Scher and Nancy M. Taylor, or any of them, with full power of substitution in each, proxies (and if the undersigned is a proxy, substitute proxies) to vote all shares of stock of Tredegar Industries, Inc. that the undersigned is entitled to vote at the annual meeting of shareholders to be held on May 26, 1994 and at any and all adjournments thereof:

1. ELECTION OF DIRECTORS              ( ) FOR all nominees listed           ( ) WITHHOLD AUTHORITY
                                        below (except as indicated to the     to vote for all of the
                                        contrary below)                       nominees listed below

Austin Brockenbrough, III, Bruce C. Gottwald, W. Thomas Rice and Norman A. Scher
INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY OF SUCH NOMINEES WRITE THE NOMINEE'S NAME IN THE SPACE PROVIDED BELOW
2. ( ) FOR ( ) AGAINST ( ) ABSTAIN    The proposal to approve the designation of
                                Coopers & Lybrand as the auditors for Tredegar for 1994
In their discretion, the Proxies are authorized to vote upon such other business and matters incident to the conduct of the meeting as may properly come before the meeting.
                    PLEASE SIGN AND DATE ON THE REVERSE SIDE

    This Proxy is solicited on behalf of the Board of Directors. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted for Proposals 1 and 2.
                                            Dated , 1994
                                                         Signature
                                            Please sign name exactly as it
                                            appears on the stock certificate.
                                            Only one of several joint owners
                                            need sign. Fiduciaries should give
                                            full title.
                                            Please mark, sign, date and return
                                            the Proxy Card Promptly Using the
                                            Enclosed Envelope.
                                           ( )PLEASE CHECK THE BOX IF YOU PLAN
                                              TO ATTEND THE ANNUAL MEETING IN
                                              ATLANTA, GEORGIA.